SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A/A

(Amendment No. 4)
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

ENLIVEN MARKETING TECHNOLOGIES CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	0-27168	95-4102687
(State of incorporation	(Commission	(IRS Employers
or organization)	File Number)	Identification No.)

205 West 39th Street, 16th Floor, New York, NY	10018
(Address of principal executive offices)	(Zip Code)

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1) please check the following box. ☐	If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2) please check the following box. ☐

Securities to be registered pursuant to Section 12(b) of the Act:

NONE
(Title of Class)

Securities to be registered pursuant to Section 12(g) of the Act:

Title of Each Class to be so Registered:	Name of Each Exchange on Which Each Class is to be Registered:

PREFERRED SHARE PURCHASE RIGHTS	NASDAQ Capital Market

      The undersigned registrant hereby amends Item 1 of its Registration on Form 8-A/A, filed on October 29, 1999, as amended on December 5, 2000 and May 18, 2007 (as so amended, the “Form 8-A”), by adding the information set forth below. The registrant also amends Item 2 of the Form 8-A by adding the Fourth Amendment (as defined below) as Exhibit 5.

Item 1. Description of Registrant’s Securities to be Registered.

Fourth Amendment to the Rights Agreement

      On May 7, 2008, DG FastChannel, Inc., a Delaware corporation (“Parent”), DG Acquisition Corp. VI., a Delaware corporation (“Sub”) and a wholly-owned subsidiary of Parent, and Enliven Marketing Technologies Corporation, a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger, dated as of May 7, 2008 (the “Merger Agreement”), providing, among other things, for the merger of Sub with and into the Company, whereupon the Company will become a wholly-owned subsidiary of Parent (the “Merger”).

      On May 7, 2008, immediately prior to the execution of the Merger Agreement, the Company and Computershare Trust Company, N.A. (f/k/a EquiServe Trust Company, N.A., as successor to Fleet National Bank (f/k/a BankBoston, N.A.)), as Rights Agent (the “Rights Agent”), entered into the Fourth Amendment (the “Fourth Amendment”) to the Amended and Restated Rights Agreement between the Company and the Rights Agent (the “Rights Agreement”) dated as of June 24, 1999 and amended as of November 28, 2000, October 5, 2001 and May 18, 2007. The Fourth Amendment provides, among other things, that (a) neither Parent, Merger Sub nor any subsidiary of Parent shall be deemed to be a “Beneficial Owner” of, or to “beneficially own” (as such terms are defined in the Rights Agreement), any common stock of the Company solely by virtue of the approval, execution or delivery of the Merger Agreement, and no “Shares Acquisition Date” or “Distribution Date” or “Triggering Event” (as such terms are defined in the Rights Agreement) will occur as a result of the execution of the Merger Agreement or the consummation of the transactions contemplated thereby, including the Merger, and (b) the Rights Agreement will terminate and the Company Rights (as such term is defined in the Rights Agreement) will expire immediately prior to the effective time of the Merger and (c) the “Final Expiration Date” (as such term is defined in the Rights Agreement) will be extended until November 7, 2008, or such other date as shall be the “Outside Date” under the Merger Agreement.

      A copy of the Fourth Amendment is available free of charge from the Company. This summary description of the Fourth Amendment does not purport to be complete and is qualified in its entirety by reference to the Fourth Amendment which is attached hereto as Exhibit 5 and is incorporated herein by reference.

Item 2. Exhibits

      The undersigned registrant hereby amends Item 2 to the Form 8-A by restating Item 2, to read as follows:

Exhibit No.	Description

1.	Amended and Restated Rights Agreement dated as of June 24, 1999 between the Company and BankBoston, N.A., as Rights Agent, including a form of Certificate of Designations, Rights Certificate and Summary of Rights, attached thereto as Exhibits A, B and C respectively (previously filed as Exhibit 4 to the Company’s Registration Statement on Form 8-A/A dated October 29, 1999, which exhibit is hereby incorporated by reference).

2.	Amendment No. 1 to the Amended and Restated Rights Agreement dated as of November 28, 2000 between the Company and BankBoston, N.A., as Rights Agent (previously filed as Exhibit 5 to the Company’s Registration Statement on Form 8-A12G/A dated December 5, 2000, which exhibit is hereby incorporated by reference).

3.	Amendment No. 2 to the Amended and Restated Rights Agreement dated as of October 5, 2001 between the Company and Fleet National Bank (f/k/a BankBoston, N.A.), as Rights Agent (previously filed as Exhibit 4.1 to the Company’s Registration Statement on Form 8-A12G/A dated May 18, 2007, which exhibit is hereby incorporated by reference).

4.	Amendment No. 3 to the Amended and Restated Rights Agreement dated as of May 17, 2007 between the Company and Computershare Trust Company, N.A. (f/k/a EquiServe Trust Company, N.A., as successor to Fleet National Bank (f/k/a BankBoston, N.A.)), as Rights Agent (previously filed as Exhibit 4.2 to the Company’s Registration Statement on Form 8-A12G/A dated May 18, 2007, which exhibit is hereby incorporated by reference).

5.	Amendment No. 4 to the Amended and Restated Rights Agreement dated as of May 7, 2008 between the Company and Computershare Trust Company, N.A. (f/k/a EquiServe Trust Company, N.A., as successor to Fleet National Bank (f/k/a BankBoston, N.A.)), as Rights Agent (filed herewith).

SIGNATURES

            Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to the registration statement to be signed on its behaf by the undersigned hereunto duly authorized.

ENLIVEN MARKETING TECHNOLOGIES
CORPORATION

Date: May 12, 2008	Name: /s/ Andrew J. Graf
By: Andrew J. Graf
Title: Secretary

EXHIBIT INDEX

Exhibit No.	Description

1.	Amended and Restated Rights Agreement dated as of June 24, 1999 between the Company and BankBoston, N.A., as Rights Agent, including a form of Certificate of Designations, Rights Certificate and Summary of Rights, attached thereto as Exhibits A, B and C respectively (previously filed as Exhibit 4 to the Company’s Registration Statement on Form 8-A/A dated October 29, 1999, which exhibit is hereby incorporated by reference).

2.	Amendment No. 1 to the Amended and Restated Rights Agreement dated as of November 28, 2000 between the Company and BankBoston, N.A., as Rights Agent (previously filed as Exhibit 5 to the Company’s Registration Statement on Form 8-A12G/A dated December 5, 2000, which exhibit is hereby incorporated by reference).

3.	Amendment No. 2 to the Amended and Restated Rights Agreement dated as of October 5, 2001 between the Company and Fleet National Bank (f/k/a BankBoston, N.A.), as Rights Agent (previously filed as Exhibit 4.1 to the Company’s Registration Statement on Form 8-A12G/A dated May 18, 2007, which exhibit is hereby incorporated by reference).

4.	Amendment No. 3 to the Amended and Restated Rights Agreement dated as of May 17, 2007 between the Company and Computershare Trust Company, N.A. (f/k/a EquiServe Trust Company, N.A., as successor to Fleet National Bank (f/k/a BankBoston, N.A.)), as Rights Agent (previously filed as Exhibit 4.2 to the Company’s Registration Statement on Form 8-A12G/A dated May 18, 2007, which exhibit is hereby incorporated by reference).

5.	Amendment No. 4 to the Amended and Restated Rights Agreement dated as of May 7, 2008 between the Company and Computershare Trust Company, N.A. (f/k/a EquiServe Trust Company, N.A., as successor to Fleet National Bank (f/k/a BankBoston N.A.)), as Rights Agent (filed herewith).